UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016 (March 11, 2016)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

10877 Wilshire Boulevard, 10th Floor

Los Angeles, California 90024

(Address of principal executive office) (Zip Code)

(310) 571-9800

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2015, Rentech Nitrogen Partners, L.P. (the “Partnership”), a majority owned subsidiary of Rentech, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVR Partners, LP (“Parent”), Lux Merger Sub 1 LLC (“Merger Sub 1”), Lux Merger Sub 2 LLC (“Merger Sub 2”) and Rentech Nitrogen GP, LLC (“Partnership GP”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub 1 will merge with and into the Partnership GP with the Partnership GP surviving the merger and Merger Sub 2 will simultaneously merge with and into the Partnership with the Partnership surviving the merger (the “Mergers”). The closing of the Mergers is subject to the satisfaction or waiver of certain conditions, including, among others, the sale of all of the limited liability company interests in Rentech Nitrogen Pasadena Holdings, LLC (“Pasadena Holdings”) to a third party or the spin-out of Pasadena Holdings to the Partnership’s unitholders. In connection with the execution of the Merger Agreement, the Company and/or certain subsidiaries of the Company entered into certain agreements with other parties, including a Waiver and Amendment of Certain Loan and Equity Documents (the “Waiver”). For further information regarding the Merger Agreement and the Waiver, please see the Company’s Current Report on Form 8-K, filed with the SEC on August 13, 2015.

First Amendment to Loan Documents

On March 11, 2016, the Company and Rentech Nitrogen Holdings, Inc., an indirect wholly-owned subsidiary of the Company (“RNHI”), entered into a First Amendment to Loan Documents (the “First Amendment”), among RNHI, as borrower, the Company, as parent guarantor, certain funds (the “GSO Funds”) managed by or affiliated with GSO Capital Partners LP (“GSO Capital”), as lenders (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Agent”). The First Amendment provides, among other items, the following:

•	Amendment of RNHI’s existing Amended and Restated Credit Agreement (the “Credit Agreement”) by, among other things, terminating the commitment of the Lenders to provide $18.0 million in delayed draw term loans and providing a new commitment from the Lenders to provide $6.0 million in delayed draw term loans (the “Tranche D Loans”). Proceeds of the Tranche D loans will be used for general corporate purposes, and will be funded at 95.0% of the principal amount of such loan. Tranche D Loans bear interest at a rate equal to the greater of (i) LIBOR plus 14.00% and (ii) 15.00% per annum, and will mature on the earlier of the closing of the Mergers and May 31, 2016. Proceeds received by the Company from the sale of Pasadena Holdings are required first, to prepay the Tranche D Loans and second, to reduce the commitments of Lenders to provide Tranche D Loans.

•	In addition, (i) upon either the occurrence of an event of default and acceleration of the Credit Agreement or RNHI’s failure to pay any loans under the Credit Agreement at maturity, a prepayment fee equal to 7.5% on all outstanding loans under the Credit Agreement will be applied and (ii) if the Mergers are not closed by the Outside Date (as defined by the terms of the Merger Agreement), an event of default will have occurred. Both of these new conditions will fall away upon the prior payment in full of the Tranche D Loans and termination of all commitments thereunder.

•	Amendment of RNHI’s existing Amended and Restated Pledge Agreement (the “Pledge Agreement”) to require RNHI to pledge an additional 3,114,439 common units of the Partnership owned by RNHI, as security for RNHI’s obligations under the Credit Agreement.

•	The obligations of RNHI under the Tranche D Loans will be guaranteed by the Company and certain of the Company’s direct and indirect subsidiaries other than the Partnership, the subsidiaries of the Partnership and certain other excluded subsidiaries (collectively, the “Loan Parties”), and the guarantees are secured by a lien on substantially all of the Loan Parties’ tangible and intangible property, and by a pledge of all of the shares of stock and limited liability company interests owned by the Loan Parties, of which the Loan Parties now own or later acquire more than a 50% interest, subject to certain exceptions. In connection with the First Amendment, all Loan Parties reaffirmed their guarantees and pledges to the Lenders under the Credit Agreement.

•	The Company’s agreement to hire a Chief Restructuring Officer upon the earlier of (i) its failure to sell or spin off Pasadena Holdings by April 29, 2016 or (ii) failure to close the Mergers by May 31, 2016.

Amendment to Waiver Letter

In connection with the First Amendment, the Company and certain of its subsidiaries entered into an Amendment to Waiver Letter (the “Waiver Amendment”), which amends the Waiver. The Waiver Amendment covers (i) the Credit Agreement, (ii) that certain Amended and Restated Guaranty Agreement, dated as of February 12, 2015 (as amended or modified to date, the “Guaranty”), by and among the Company and certain subsidiaries of the Company party thereto in favor of the Agent and (iii) that certain Subscription Agreement, dated as of April 9, 2014 (as amended or modified to date, the “Subscription Agreement”) by and among the Company, the GSO Funds and GSO Capital. Pursuant to the Waiver Amendment, the Lenders, the Agent and GSO Capital, as applicable, agreed to continue to waive compliance with the Credit Agreement, Guaranty and certain restrictions in the Subscription Agreement, solely to the extent they restrict or prohibit the Company, the Partnership and the Partnership GP’s ability to fulfill its obligations under the Merger Agreement and related documents. The Waiver Amendment also attaches drafts of a second amended and restated credit agreement (the “Second A&R Credit Agreement”), second amended and restated guaranty (the “Second A&R Guaranty”) and a preferred equity exchange and discharge agreement (the “Exchange Agreement”) relating to the Series E Convertible Preferred Stock of the Company, each of which would be entered into at the closing under the Merger Agreement.

The Second A&R Credit Agreement and the Exchange Agreement will provide for, among other items, the following:

•	At the closing of the Mergers, the Company and the GSO Funds will exchange up to $100 million of the Series E Preferred Stock held by the GSO Funds for $100 million of common units representing limited partner interests of Parent (“Parent Common Units”) received by Company as consideration for the Mergers (valued using the volume weighted average price of Parent Common Units for the 60 trading days ending two trading days prior to the closing of the Mergers, less a 15% discount).

•	For a period of six months following the expiration of the six-month lock-up period that will apply to the Parent Common Units under the transaction documents for the Mergers, the Company will have a one-time call right to acquire any of the Parent Common Units described above which are still held by the GSO Funds. Assuming all of the Series E Convertible Preferred Stock is exchanged under the Exchange Agreement, the call price per unit will equal $150 million (provided, this amount is subject to further discussion) divided by the aggregate number of Parent Common Units delivered to the GSO Funds pursuant to the Exchange Agreement.

•	If all of the Series E Convertible Preferred Stock is exchanged under the Exchange Agreement, the GSO Funds’ right to designate two directors will expire upon such exchange. If any such preferred stock remains outstanding, subject to Nasdaq listing requirements, the GSO Funds will have the right to appoint one or two directors to the Company’s board of directors (depending on the number of shares held by the GSO Funds).

•	At the closing of the Mergers, up to $40 million of the existing Tranche A loans under the Credit Agreement will be repaid in exchange for Parent Common Units (valued using the volume weighted average price for the 60 trading days ending two days prior to the closing of the Merger, less a 15% discount), plus payment of accrued and unpaid interest and the 1% prepayment premium in cash. Any remaining outstanding Tranche A term loans will be converted to Tranche B loans.

•	The Parent Common Units received by the Company upon the consummation of the Mergers will be used first to repay the par value of the Series E Convertible Preferred Stock and, after such par value has been paid in full, to repay the principal amount of the Tranche A loans. To the extent that there are not enough Parent Common Units available to repay the GSO Funds in full, any portion of the par value of the Series E Convertible Preferred Stock or the principal amount of the Tranche A loans not repaid shall remain outstanding (and the Tranche A term loans will be converted to Tranche B loans as described above).

•	After the closing of the Mergers, the Tranche B loans (both the existing Tranche B loans and the converted Tranche A loans) will accrue interest at LIBOR plus 7%, with a LIBOR floor of 1%, with a similar collateral and covenant package to the existing loans.

The summaries of the First Amendment and Waiver Amendment in this Current Report on Form 8-K do not purport to be complete and are qualified by reference to the full text of the aforementioned agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Loan Documents (the “First Amendment”), dated as of March 11, 2016, among RNHI, as borrower, the Company, as parent guarantor, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

10.2	Amendment to Waiver Letter, dated as of March 11, 2016, by Rentech, Inc., Rentech Nitrogen Holdings, Inc. and certain subsidiaries of Rentech, Inc. party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 14, 2016	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel